UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 12, 2007

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360
150 South Fifth Street
Minneapolis, MN 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021
Registrant’s Telephone Number, including Area Code

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 12, 2007, MAIR Holdings, Inc. (the “Company”) repurchased from Northwest Airlines, Inc. (“Northwest”) 5,657,113 shares of the Company’s common stock (the “Northwest Shares”), representing all of the Company’s common stock owned by Northwest.  The terms of the January 22, 2007 Stock Purchase Agreement between the Company and Northwest require the Company to make two payments aggregating $35.4 million to Northwest.  The first payment of approximately $24.0 million, or $4.25 per share, was paid at the initial closing on March 12, 2007.  The second payment of approximately $11.3 million, or $2.00 per share, will be paid on the earlier of (i) the date the Company receives at least $25 million in cash distributions from Mesaba Aviation, Inc.’s (“Mesaba”) bankruptcy estate on account of the Company’s equity ownership of Mesaba or (ii) October 22, 2007.  The Northwest Shares were cancelled on March 12, 2007, and the Company now has approximately 15 million shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2007	By	/s/ Robert E. Weil
Robert E. Weil
	Its	Vice President, Chief Financial Officer and Treasurer